Exhibit 5.1

[Conyers Dill & Pearman Letterhead]

April 29, 2014

Matter no. 693063

Doc ref: 7796246_4

Charles.Collis@conyersdill.com

Direct line: +44 207 562 0345

Enstar Group Limited

Windsor Place

22 Queen Street

Hamilton

BERMUDA

Dear Sirs

Enstar Group Limited (the “Company”)

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 29, 2014 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of up to 2,612,341 ordinary shares, par value US$1.00 (the “Shares”), which were issued by the Company to FR XI Offshore AIV, L.P., First Reserve Fund XII, L.P., FR XII A Parallel Vehicle L.P., FR Torus Co-Investment, L.P. and Corsair Specialty Investors, L.P. (collectively, the “Selling Shareholders”), pursuant to the terms of that certain Amended and Restated Agreement and Plan of Amalgamation dated as of March 11, 2014 by and among the Company, Veranda Holdings Ltd., Hudson Securityholders Representative LLC and Torus Insurance Holdings Limited (the “Plan of Amalgamation”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on April 25, 2014, the register of members in respect of (i) the ordinary shares (voting) of the Company dated as of April 15, 2014 and (ii) the “B” non-voting preferred stock of the Company dated as of April 25, 2014, each certified by the Secretary of the Company on April 28, 2014 (the “Register of Members”), the Plan of Amalgamation and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (e) that all the Shares were issued in accordance with the Plan of Amalgamation, (f) that the Company has taken all corporate action required to authorise its execution, delivery and performance of the the Plan of Amalgamation which constitutes the valid and binding obligations of the Company in accordance with the terms thereof and (g) that upon issue of the Shares to the Selling Shareholders, the Company received consideration for the full issue price thereof which was at least equal to the par value thereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Shares by the Selling Shareholders and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, and based solely upon a review of the Register of Members, we are of the opinion that the Shares are validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the captions “Legal Matters’ in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman